As filed with the Securities and Exchange Commission on July 3, 1997
                                              Registration No. 333-
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                      _________________________

                              FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934
                         _________________________

                              APPLE SOUTH, INC.
                           APPLE SOUTH FINANCING I
          (Exact name of registrant as specified in its charter)

             Georgia                            59-2778983
             Delaware                           58-2315421
(State or other jurisdiction of   (I.R.S. Employer Identification Number)
 incorporation or organization)

                             Hancock at Washington
                            Madison, Georgia  30650
               (Address of Principal Executive Office; Zip Code)
                           _________________________

If this form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.  [    ].

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box.  [    ]
                       __________________________

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class           Name of Each Exchange on Which
         to be so Registered           Each Class is to be Registered

                  None                              None

Securities to be registered pursuant to Section 12(g) of the Act:

             $3.50 Term Convertible Securities, Series A of Apple South Financing I and the Guarantee of Apple South, Inc.
                        with respect thereto


                       __________________________

      The Commission respectfully is requested to send copies of all notices, orders, and communications to:

                                LARRY D. LEDBETTER
                               or DENNIS J. STOCKWELL
                               Kilpatrick Stockton LLP
                          1100 Peachtree Street, Suite 2800
                               Atlanta, Georgia  30309
                                    (404) 815-6500

Item 1.  Description of Registrant's Securities to be Registered.

     The class of securities hereby registered is the $3.50 Term Convertible Securities, Series A (the "Trust Preferred Securities"), representing preferred undivided beneficial interests in the assets of Apple South Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and the guarantee of Apple South, Inc. ("Apple South") with respect thereto (the "Guarantee").

     For a description of the Trust Preferred Securities and the Guarantee, the information set forth in the Prospectus forming a part of the Registration Statement on Form S-3 (Registration Nos. 333-25205 and 333-25205-01) of Apple South and the Trust filed with the Securities and Exchange Commission (the "Commission") on April 15, 1997, as amended, is incorporated herein by reference. For purposes of such description, any prospectus filed by Apple South and the Trust pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

     Each of the following exhibits was previously filed as indicated with the Commission and is incorporated herein by reference.

2.1 Trust Agreement of Apple South Financing I, dated as of February 18, 1997, among Apple South, Inc., First Union National Bank of Georgia, First Union Bank of Delaware and Lansing S. Patterson filed as exhibit 4.1 to the Registration Statement on Form S-3 of Apple South and the Trust, as amended (Registration No. 333-25205).

2.2 Amended and Restated Declaration of Trust of Apple South Financing I, dated as of March 11, 1997, among Apple South, Inc., as Sponsor, First Union National Bank of Georgia, as Institutional Trustee, First Union Bank of Delaware, as Delaware Trustee, and the Regular Trustees named therein filed as exhibit 4.2 to the Registration Statement on Form S-3 of Apple South and the Trust, as amended (Registration No. 333-25205).

2.3 Indenture for the 7% Convertible Subordinated Debentures, dated as of March 6, 1997, between Apple South, Inc. and First Union National Bank of Georgia, as Trustee filed as exhibit 4.3 to the Registration Statement on Form S-3 of Apple South and the Trust, as amended (Registration No. 333-25205).

2.4 Form of $3.50 Term Convertible Security, Series A (included in Exhibit 2.2)

2.5  Form of 7% Convertible Subordinated Debenture (included in
     Exhibit 2.3)

2.6 Preferred Securities Guarantee Agreement, dated as of March 11, 1997, between Apple South, Inc., as Guarantor, and First Union National Bank of Georgia, as Preferred Guarantee Trustee filed as exhibit 4.6 to the Registration Statement on Form S-3 of Apple South and the Trust, as amended (Registration No. 333-25205).

2.7  Registration Rights Agreement, dated as of March 11, 1997,

     among Apple South, Inc., Apple South Financing I, J.P. Morgan Securities, Inc., and Smith Barney Inc. filed as exhibit 4.7 to the Registration Statement on Form S-3 of Apple South and the Trust, as amended (Registration No. 333-25205).

                            SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.


Date:  June 6, 1997           APPLE SOUTH FINANCING I

                              By:  /s/ Lansing S. Patterson___
                                   Lansing S.  Patterson, Regular
                                   Trustee



Date:  June 6, 1997           APPLE SOUTH, INC.

                              By:  /s/ Tom E. DuPree, Jr.__
                                   Tom E. DuPree, Jr.
                                   Chief Executive Officer and
                                   Chairman of the Board of Directors